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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-127759) of FairPoint Communications, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-154363) pertaining to the FairPoint Communications, Inc. 2008 Long Term Incentive Plan, and

  (3)
  Registration Statement (Form S-8 No. 333-122809) pertaining to the FairPoint Communications, Inc. 2005 Stock Incentive Plan; the FairPoint Communications, Inc. 1995 Stock Option Plan; the FairPoint Communications, Inc. Stock Incentive Plan; and the FairPoint Communications, Inc. Amended and Restated 2000 Employee Stock Incentive Plan;

of our report dated May 27, 2010, with respect to the consolidated financial statements of FairPoint Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Charlotte, North Carolina
May 27, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm